As filed with the Securities and Exchange Commission on
                            November 26, 1997.

                          Registration No. 333-



              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                     ----------------------


                           FORM S-8


   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ----------------------


                   SHOWBIZ PIZZA TIME, INC.
    (Exact name of registrant as specified in its charter)


                 4441 West Airport Freeway
                      Irving, Texas
            (Address of principal executive offices)
                      75062 (Zip Code)

                   SHOWBIZ PIZZA TIME, INC.
             1997 NON-STATUTORY STOCK OPTION PLAN
                   (Full title of the plan)

                       Richard M. Frank
      Chairman of the Board and Chief Executive Officer
                   ShowBiz Pizza Time, Inc.
                  4441 West Airport Freeway
                     Irving, Texas 75602
                        (214) 258-8507

           (Name and address of agent for service)

                       with a copy to:

                        Alan G. Harvey
                       Baker & McKenzie
                 2001 Ross Avenue, Suite 4500
                     Dallas, Texas 75201


                        --------------------
                   CALCULATION OF REGISTRATION FEE


                                    Proposed      Proposed
                                     maximum      maximum
   Title of            Amount       offering     aggregate     Amount of
  securities to        to be        price per     offering    registration
  be registered (1)   registered     share(2)     price(2)       fee
  -----------------  -----------     -------      -------     -----------

  Common Stock,
  par value $.10
  per share         925,000 Shares    $21.50    $19,887,500    $ 6027


  (1) Shares of common stock of ShowBiz Pizza Time, Inc. (the "Company"), par value $.10 per share (the "Common Stock"), being registered hereby relate to the ShowBiz Pizza Time, Inc. 1997 Non-Statutory Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

  (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the
         Common Stock on November   , 1997, as reported on the
         Nasdaq Stock Market.




                              PART II

            INFORMATION NOT REQUIRED IN PROSPECTUS


  Item 3.   Incorporation of Documents by Reference

       The documents listed in (a) through (e) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 27, 1996, including the amendments on Forms 10-K/A filed March 18, 1997 and March
  20, 1997;

       (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 1997;

       (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1997;

       (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 1997; and

       (e) The description of the Common Stock contained in the Company's Form 10 filed on May 7, 1987 for registration of the Common Stock pursuant to Section 12(g) under the Exchange Act (Commission File No. 0-15782), including any amendment or report filed for the purpose of updating such descriptions.


  Item 4.   Description of Securities

       Not Applicable.

  Item 5.   Interest of Named Experts and Counsel

       None.

  Item 6.  Indemnification of Directors and Officers.

       Article TENTH of the Restated Articles of Incorporation of the Company permits the Company to indemnify any director or officer of the Company, as follows:

            "The corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas."

       Section 6305 of the General Corporation Code of the
  State of Kansas provides as follows:

            "(a) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

            (b) A corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

            (c)  To the extent that a director, officer,
         employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
         (b), or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

            (d)  Any indemnification under subsections (a) and
         (b), unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
         (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

            (e) Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

            (f)  The indemnification and advancement of
         expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office.

            (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

            (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

            (j)  The indemnification and advancement of
         expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

       Section 24 of the Bylaws of the Company provides for indemnification of directors and officers under certain circumstances, as follows:

            "Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation (including the heirs, executors, administrators and estate of such person) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended, against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys' fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director or officer of another corporation. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other bylaw or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnification with respect to the same or different persons or classes of persons."

       The Company maintains policies of directors' and officers' liability. In addition, it also has certain indemnification contracts with some of its officers and employees that are included in the licensing of Company stores to sell beer, wine and/or liquor, providing for rights of indemnification additional to those discussed above.

       The preceding discussion of the Company's Restated Articles of Incorporation and Bylaws and the Kansas General Corporation Code is not intended to be exhaustive and is qualified in its entirety by the Restated Articles of Incorporation and Bylaws and the Kansas General Corporation Code.

  Item 7.   Exemption from Registration Claimed.

       None.

Item 8.  Exhibits.

       The following are filed as exhibits to this Registration Statement:


  Exhibit No.         Description
  -----------         -----------

   4.1 ShowBiz Pizza Time, Inc. 1997 Non-Statutory Stock
         Option Plan*

   4.2 Specimen form of certificate representing Common Stock, par value $.10 per share, incorporated by reference from Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1990 (Commission File No. 0-15782).

   4.3 Articles Fourth, Fifth, Ninth and Fourteenth of the Restated Articles of Incorporation of the Company incorporated by reference from the Restated Articles of Incorporation of the Company, dated November 26, 1996, and filed as Exhibit 3.1 to the Company's Registration Statement on Form S-3, dated November 26, 1996 (Registration No. 333-22229).

   4.4 Sections 13 and 14 of the Bylaws of the Company incorporated by reference from the Bylaws of the Company filed as Exhibit 3 to the Company's Quarterly
         Report on Form 10-Q for the quarter ended September 30, 1994.

   5   Opinion of Baker & McKenzie*

  23.1 Consent of Baker & McKenzie (See Exhibit 5)*

  23.2 Consent of Deloitte & Touche LLP*

  24   Power of Attorney (included on the signature page of
         the Registration Statement)*

  ----------------
  * filed herewith


  Item 9.  Undertakings.

       (a)  The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)  To include any prospectus required by Section
         10(a)(3) of the Securities Act of 1933, as amended (the
         "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration
         Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                          SIGNATURES

       Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on November 26, 1997.

       SHOWBIZ PIZZA TIME, INC.

                                By:  /s/ MICHAEL H. MAGUSIAK
                                     ------------------------
                                     Michael H. Magusiak
                                     President




                      POWER OF ATTORNEY

       Each person whose signature appears below hereby authorizes Richard M. Frank or Michael H. Magusiak to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Richard M. Frank or Michael H. Magusiak as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

       Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


            Signature           Title                            Date
            ---------           -----                            ----

  /s/ Richard M. Frank       Chairman of the Board           November 26, 1997
  --------------------       of Directors, Chief Executive
  Richard M. Frank           Officer and Director (Principal
                             Executive Officer)

  /s/ Michael H. Magusiak    President and Director          November 26, 1997
  -----------------------
  Michael H. Magusiak


  /s/ Larry G. Page           Executive Vice President,      November 26, 1997
  ------------------------    Chief Financial Officer and
  Larry G. Page               Treasurer (Principal Financial
                              and Accounting Officer)


  /s/ Tim T. Morris           Director                       November 26, 1997
  ------------------------
  Tim T. Morris


  /s/ Louis P. Neeb           Director                       November 26, 1997
  ------------------------
  Louis P. Neeb

  /s/ Cynthia I. Pharr        Director                       November 26, 1997
  ------------------------
  Cynthia I. Pharr

  /s/ Walter Tyree            Director                       November 26, 1997
  ------------------------
  Walter Tyree

  /s/ Raymond E. Wooldridge   Director                       November 26, 1997
  ------------------------
  Raymond E. Wooldridge







                                    EXHIBIT INDEX


  Exhibit No.         Description
  -----------         -----------

   4.1            ShowBiz Pizza Time, Inc. 1997 Non-Statutory Stock Option
                  Plan

   4.2            Specimen form of certificate
                    representing Common Stock, par value
                    $.10 per share, incorporated by
                    reference from Exhibit 4(a) to the
                    Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1990 (Commission File No. 0-15782).

   4.3            Articles Fourth, Fifth, Ninth and
                    Fourteenth of the Restated Articles of
                    Incorporation of the Company
                    incorporated by reference from the
                    Restated Articles of Incorporation of
                    the Company, dated November 26, 1996,
                    and filed as Exhibit 3.1 to the
                    Company's Registration Statement on Form
                    S-3, dated November 26, 1996
                    (Registration No. 333-22229).

   4.4            Sections 13 and 14 of the Bylaws of the
                    Company incorporated by reference from
                    the Bylaws of the Company filed as
                    Exhibit 3 to the Company's Quarterly
                    Report on Form 10-Q for the quarter
                    ended September 30, 1994.

   5              Opinion of Baker & McKenzie

  23.1       Consent of Baker & McKenzie (See Exhibit 5)

  23.2       Consent of Deloitte & Touche LLP

  24              Power of Attorney (included on the
                    signature page of the Registration
                    Statement)


                              EXHIBIT 4
                       SHOWBIZ PIZZA TIME, INC.
                1997 NON-STATUTORY STOCK OPTION PLAN


   SHOWBIZ PIZZA TIME, INC., a corporation organized and existing under the laws of the state of Kansas (the "Company"), hereby formulates and adopts, with respect to the shares of common stock of the Company ("Common Stock"), a non-statutory stock option plan for certain individuals who are key employees of the Company or its subsidiaries, as follows:

   1. Purpose of Plan. The purpose of this 1997 Non-Statutory Option Plan (the "Plan") is to encourage certain individuals who are directors or key employees to participate in the ownership of the Company, and to provide additional incentive for such individuals to promote the success of its business through sharing in the future growth of such business.

   2. Effective Date of the Plan. The provisions of this Plan became effective on August 1, 1997.

   3. Administration. This Plan shall be administered by the Stock Option Committee of the Board of Directors of the Company (the "Committee"), which shall be comprised of two (2) or more directors, each of whom shall be "Non-Employee Directors," as defined in Rule 16b-3(c), promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and who are also "Outside Directors," as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and any Treasury Regulations that may be promulgated thereunder. The Committee shall have full power and authority to construe, interpret and administer this Plan, and may from time to time adopt such rules and regulations for carrying out this Plan as it may deem proper and in the best interests of the Company. Subject to the terms, provisions and conditions of this Plan, the Committee shall have the authority to select the individuals to whom options shall be granted, to determine the number of shares subject to each option, to determine the time or times when options will be granted, to determine the option price of the shares subject to each option, to determine the time when each option may be exercised, to fix such other provisions of each option agreement as the Committee may deem necessary or desirable, consistent with the terms of this Plan, and to determine all other questions relating to the administration of this Plan. The interpretation and construction of this Plan by the Committee shall be final, conclusive and binding upon all persons.

   4. Eligibility. Options to purchase shares of Common Stock shall be granted under this Plan only to those individuals selected by the Committee from time to time who, in the sole discretion of the Committee, are key employees at the time of the grant and who have made material contributions in the past, or who are expected to make material contributions in the future, to the successful performance of the Company.

   5. Shares Subject to the Plan. Options granted under this Plan shall be granted solely with respect to shares of Common Stock. Subject to any adjustments made pursuant to the provisions of Section 12, the aggregate number of shares of Common Stock which may be issued upon exercise of all the options which may be granted under this Plan shall not exceed 925,000. If any option granted under this Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such options shall be added to the number of shares otherwise available for options which may be granted in accordance with the terms of this Plan. The shares to be delivered upon exercise of the options granted under this Plan shall be made available, at the discretion of the Committee, from either the authorized but unissued shares of Common Stock or any treasury shares of Common Stock held by the Company.

   6. Option Contract. Each option granted under this Plan shall be evidenced by a non-statutory stock option contract which shall be signed by an officer of the Company and by the individual to whom the option is granted (the "Optionee"). The terms of said contract shall be in accordance with the provisions of this Plan, but it may include such other provisions as may be approved by the Committee. The grant of an option under this Plan shall be deemed to occur on the date on which the contract evidencing such option is executed by the Company, and every Optionee, upon the execution of a contract, shall be bound by the terms and restrictions of this Plan and such contract; provided, however, if an Optionee does not sign and return to the Company one (1) duplicate original of their option contract prior to the expiration of one hundred and twenty
  (120) days after the grant date, then the grant shall be withdrawn, and the option shall be void and of no further force or effect.

   7. Option Price. The price at which shares of Common Stock may be purchased under an option granted pursuant to this Plan shall be determined by the Committee, but in no event shall the price be less than 100 percent of the fair market value of such shares on the date that the option is granted. The fair market value of shares of Common Stock for purposes of this Plan shall be determined by the Committee, in it sole discretion.

   8.   Period and Exercise of Option.

        (a)  Period -- Subject to the provisions of
  Section 9 and 10 hereof with respect to the death or termination of employment of an Optionee, the period during which each option granted under this Plan may be exercised shall be fixed by the Committee at the time such option is granted, provided that such period shall expire no later than seven (7) years from the date on which the option is granted (the "Grant Date").

        (b) Employment -- The option may not be exercised to any extent until the Optionee has been continuously, for a period of at least one (1) year after the Grant Date, employed by the Company or a subsidiary of the Company.

        (c) Exercise -- Any option granted under this Plan may be exercised by the Optionee only by delivering to the Company written notice of the number of shares with respect to which he is exercising his option right, paying in full the option price of the purchased shares, and furnishing to the Company a representation in writing signed by the Optionee that he is familiar with the business and financial condition of the Company, is purchasing the shares of stock in good faith for himself for investment purposes and not with a view towards the sale or distribution thereof, and will not effect any sale in violation of any laws or regulations of the United States or any state. Subject to the limitations of this Plan and the terms and conditions of the respective stock option contract, each option granted under this Plan shall be exercisable in whole or in part at such time or times as the Committee may specify in such stock option contract.

        (d)  Payment for Shares -- Payment for shares of
  Common Stock purchased pursuant to an option granted under this Plan may be made in either cash or in shares of Common
  Stock.

        (e)  Delivery of Certificates -- As soon as
  practicable after receipt by the Company of the notice and representation described in Subsection (c), and of payment in full of the option price for all of the shares being purchased pursuant to an option granted under this Plan, a certificate or certificates representing such shares of stock shall be registered in the name of the Optionee and shall be delivered to the Optionee. However, no certificate for fractional shares of stock shall be issued by the Company notwithstanding any request therefor. Neither any Optionee, nor the legal representative, legatee or distributee of any Optionee, shall be deemed to be a holder of any shares of stock subject to an option granted under this Plan unless and until the certificate or certificates for such shares have been issued. All stock certificates issued upon the exercise of any options granted pursuant to this Plan may bear such legend as the Committee shall deem appropriate regarding restrictions upon the transfer or sale of the shares evidenced thereby.

        (f) Withholding -- The Company shall have the right to deduct any sums that the Committee reasonably determines that Federal, state or local tax law requires to be withheld with respect to the exercise of any option or as otherwise may be required by those laws. The Company may require as a condition to issuing shares of Common Stock upon exercise of the option that the Optionee or other person exercising the option pay any sums that Federal, state or local tax law required to be withheld with respect to the exercise. The Company shall not be obligated to advise any Optionee of the existence of the tax or the amount which the Company will be so required to withhold. Upon exercise of an option, if tax withholding is required, an Optionee may, with the consent of the Committee, have shares of Common Stock withheld ("Share Withholding") by the Company from the shares otherwise to be received; provided, however, that if the Optionee is subject to the provisions of Section 16 under the Exchange Act, no Share Withholding shall be permitted unless such transaction complies with the requirements of Rule 16b-3(e) promulgated under the Exchange Act. The number of shares so withheld should have an aggregate fair market value (as determined in accordance with the terms of this Plan) on the date of exercise sufficient to satisfy the applicable withholding taxes.

   9. Termination of Employment. If an Optionee shall cease to be an employee of the Company or subsidiary of the Company for any reason other than death after he shall have served in such capacity continuously for at lease one (1) year from the Grant Date, he may, but only within ten (10) business days next succeeding such cessation, exercise his option to the extent that he was entitled to exercise it at the date of such cessation. Nothing in this Plan or any stock option contract shall be construed as an obligation on the part of the Company or of any of its subsidiary corporations to continue the Optionee as an employee.

   10. Death of Optionee. In the event of the death of an Optionee while serving as an employee of the Company or its subsidiary, any option or unexercised portion thereof granted to him under this Plan which is otherwise exercisable may be exercised by the person or persons to whom such Optionee's rights under the option pass by operation of the Optionee's will or the laws of descent and distribution, at any time within a period of three (3) months following the death of the Optionee (even though such period is later than the expiration date of the option as specified in Section 8(a) and in the respective stock option contract). Such option shall be exercisable even though the Optionee's death occurs before he has continuously served as an employee of the Company or its subsidiary for a period of one (1) year after the date of grant.

   11. Non-Transferability of Options. Each option granted under this Plan shall not be transferable or assignable by the Optionee other than by will or the laws of descent and distribution, and during the lifetime of the Optionee may otherwise be exercised only by him.

   12. Adjustments upon Changes in Capitalization. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend, stock split, reorganization, merger, consolidation, liquidation or any combination or exchange of shares, and the Company continues thereafter as the surviving entity, then the number of shares of Common Stock subject to this Plan and the number of such shares subject to each option granted hereunder shall be correspondingly adjusted by the Committee. The option price for which shares of Common Stock may be purchased pursuant to an option granted under this Plan shall be adjusted so that there will be no change in the aggregate purchase price payable upon the exercise of any option.

   13. Amendment and Termination of Plan. No option shall be granted pursuant to this Plan after July 31, 2007, on which date this Plan shall expire except as to options then outstanding under this Plan, which options shall remain in effect until they have been exercised or have expired. The Committee may at any time before such date, amend, modify or terminate this Plan. No amendment, modification or termination of this Plan may adversely affect the rights of any Optionee under any then outstanding option granted hereunder without the consent of such Optionee.

   14.  Termination of Old Option Contract and Grant of
  New Option Contract. An option may be granted under this Plan which may be conditioned upon the termination of a non-statutory stock option contract previously granted to the Optionee which has not yet been terminated or been exercised; provided, however, that the price for which shares of Common Stock may be purchased under the new option may not be less than the price of shares of Common Stock that were subject to purchase under the terminated option unless the shareholders of the Company approve the issuance at a lower price.

   15. Change of Control. If while unexercised options remain outstanding under this Plan, a Change of Control (as hereinafter defined) shall have occurred, then all such options shall be exercisable in full, notwithstanding
  Section 8(b) hereof or any other provision in this Plan or option contract to the contrary. For purposes of this Plan, a "Change of Control" shall be deemed to have occurred with respect to the Company: (A) on the date in which the Company executes an agreement or an agreement in principle (i) with respect to any merger, consolidation or other business combination by the Company with or into another entity and the Company is not the surviving entity, or (ii) to sell or otherwise dispose of all or substantially all of its assets, or (iii) to adopt a plan of liquidation; or (B) on the date in which public announcement is made that the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of the combined voting power of the Company is being acquired by a "person" within the meaning of sections 13(d) and 14(d) of the Exchange Act; or (C) if, during any period of eighteen (18) consecutive months, individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof (unless the appointment or election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period); provided, however, that in no event shall a change in the composition of the Company's Board of Directors pursuant to an election of Board members pursuant to Section 4.6 of the Company's Articles of Incorporation, as amended, constitute or result in a Change of Control for purposes of this Section 15.

   The Committee shall have the right, at the time of grant or subsequently, in its sole discretion, to establish conditions under which a specific employee may cease to be a full-time employee of the Company or any of its Subsidiaries but not be deemed to have terminated his employment with the Company or any of its Subsidiaries for purposes of this Plan, including but not limited to conditions involving part-time employment or consulting services. Unless otherwise specifically provided for in an employee's stock option contract or in an amendment or supplement thereto, an employee's employment with the Company or any of its Subsidiaries shall be deemed to terminate when he ceases to be a full-time employee of the Company or any of its Subsidiaries.

   In the event of a merger, consolidation, reorganization or recapitalization of the Company, the Committee shall have the right to accelerate the vesting schedule with respect to all or any portion of the shares of Common Stock granted to any or all of the employees under this Plan, if and to the extent it deems appropriate in its sole discretion.

   16.  Restrictions Applicable to Executive Officers.
  The provisions of this Section 16 shall apply only to those executive officers whose compensation is required to be reported in the Company's proxy statement pursuant to Item
  402(a)(3)(i) (or any successor thereto) and of Regulation S-K (or any successor thereto) under the general rules and regulations under the Exchange Act ("Executive Officers").
  In the event of any inconsistencies between this Section 16 and the other provisions of this Plan, as they pertain
  Executive Officers, the provisions of this Section shall control.

   No amendment of this Plan with respect to any Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Executive Officer pursuant to this Plan or (ii) modify the requirements as to the Executive Officer's eligibility for participation in this Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) (or any successor thereto) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 16 and such other provisions as it deems appropriate, to cause amounts payable to certain Executive Officers to satisfy the requirements of
  Section 162(m) (or any successor thereto) and the Treasury Regulations that may be promulgated thereunder.

   The maximum number of shares of Common Stock with respect to which options may be granted hereunder to any Executive Officer during any calendar year may not exceed two hundred and fifty thousand (250,000) shares, subject to any adjustments made pursuant to the provisions of Section 12.



                                EXHIBIT 5



  November 26, 1997

  ShowBiz Pizza Time, Inc.
  4441 West Airport Freeway
  Irving, Texas 75602

  Gentlemen:

   ShowBiz Pizza Time, Inc., a Kansas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 925,000 shares of common stock, $.01 par value per share ("Common Stock"), of the Company, and such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities"). Such Securities are to be issued pursuant to the Company's 1997 Non-Statutory Stock Option Plan (the "Plan").

   We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

   Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be legally issued, fully paid and nonassessable shares of Common Stock.

   This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                       Respectfully submitted,

                       BAKER & MCKENZIE





                           EXHIBIT 23.2


Exhibit 23.2



           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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